EXHIBIT 99.1

Indigio Group, Inc.

Report of Independent Certified Public Accountants

To the Shareholders of
Bridgeline Software, Inc.
and Indigio Group, Inc.

We have audited the accompanying balance sheets of Indigio Group, Inc. (the “Company”) as of June 30, 2008 and the related statement of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigio Group, Inc. as of June 30, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Boston, Massachusetts
September 15, 2008

INDIGIO GROUP, INC.

BALANCE SHEET
 (Dollars in thousands, except share and per share amounts)

June 30,
ASSETS	2008
Current assets:
Cash and cash equivalents	$18
Accounts receivable, net of allowance of $11	775
Other current assets	35
Total current assets	828
Equipment and improvements, net	201
Goodwill	411
Other assets	30
Total assets	$1,470

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$337
Capital lease obligations	23
Accrued liabilities	419
Deferred revenue	75
Notes payable	70
Total current liabilities	924
Capital lease obligations, less current	25
Notes payable, less current	121
Deferred rent	60
Total liabilities	1,130

Commitments (Note 10)

Shareholders’ equity:
Common stock — $0.001 par value; 30,000,000 shares authorized; 13,050,997 shares issued and outstanding	13
Additional paid in capital	2,019
Retained deficit	(1,692)
Total shareholders’ equity	340
Total liabilities and shareholders’ equity	$1,470

The accompanying notes are an integral part of these financial statements.

   INDIGIO GROUP, INC.

STATEMENT OF OPERATIONS
 (Dollars in thousands)

June 30, 2008

Revenues	$6,499

Cost of revenue	3,493

Gross profit	3,006

Operating expenses:
Selling, general, administrative	3,140
Depreciation and amortization	223
Total operating expenses	3,363

Loss from operations	(357)

Interest income (expense), net	(51)

Loss before income taxes	(408)

Benefit for income taxes	122

Net loss	$(286)

The accompanying notes are an integral part of these financial statements.

INDIGIO GROUP, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands, except share and per share amounts)

	Common Stock		Additional	Retained	Total Shareholders’
	Shares	Amount	Paid in Capital	Deficit	Equity

Balance, July 1, 2007	12,243,330	$11	$1,677	$(1,340)	$348

Issuance of stock for contingent consideration	600,000	1	215	—	216

Repurchase of shares	(417,333)	—	—	(66)	(66)

Stock-based compensation	—	—	111	—	111

Exercise of stock options	625,000	1	16	—	17

Net loss	—	—	—	(286)	(286)

Balance, June 30, 2008	13,050,997	$13	$2,019	$(1,692)	$340

The accompanying notes are an integral part of these financial statements.

INDIGIO GROUP, INC.

STATEMENT OF CASH FLOWS
 (Dollars in thousands)

Cash flows from operating activities:	June 30, 2008
Net loss	$(286)
Adjustments to reconcile loss from operations to net cash provided by operating activities:
Depreciation	178
Amortization of intangible assets	45
Loss on disposal of fixed assets	7
Stock-based compensation	111
Deferred tax benefit	(113)
Changes in operating assets and liabilities:
Accounts and other receivable	(73)
Prepaid expenses	151
Accounts payable	401
Accrued liabilities	45
Deferred revenue	59
Net cash provided by operating activities	525
Cash flows from investing activities:
Capital expenditures	(104)
Payments of contingent consideration	(140)
Net cash used in investing activities	(244)
Cash flows from financing activities:
Payments on capital leases	(74)
(Payments)/borrowings on line of credit, net	(25)
Payments on term loan	(121)
Repurchase of common stock	(66)
Issuance of common stock	17
Net cash used in financing activities	(269)

Net increase in cash and cash equivalents	12
Cash and cash equivalents, beginning of period	6
Cash and cash equivalents, end of period	$18

Supplemental cash flow information:
Cash paid for interest	$51
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

1.	The Company

Indigio Group, Inc. (the “Company” or “Indigio”), a Colorado corporation, is a technology company specializing in web application development, maintenance and hosting. A majority of the Company’s customers are in the transportation and publication industries.  As described in Note 12, the Company was acquired by Bridgeline Software, Inc. on July 1, 2008.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Revenue Recognition

The Company generates revenue from web application development services, retained professional services and hosting.  The Company recognizes revenue in accordance with the provisions Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”) and Emerging Issues Task Force Issue No. 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (“EITF 00-21”).  In order to recognize revenue the following conditions must be met: (1) Persuasive evidence of an arrangement (2) Delivery of product or services provided (3) Fees are fixed and determinable and (4) collection of the fees is reasonably assured.

For web application development services sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web application development services are contracted for on either a fixed price or time and materials basis. Web application development services that include hosting arrangements and or retained professional services are accounted for as multiple element arrangements.  For its fixed price engagements, the Company applies the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. The Company has determined that labor costs are the most appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web application development services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.  Retained professional services are sold on a stand-alone basis or in multiple element arrangements with web application development services.  Revenue from hosting arrangements is recognized on a monthly basis as hosting services are provided.  As the corresponding costs are insignificant, the Company does not charge or recognize revenue related to set up fees for hosting.

Multiple Element Arrangements

As noted above, Web application development services are often sold as part of multiple element arrangements.  Such arrangements include delivery of retained professional services and/or hosting services subsequent to completion of a web application development services engagement.  In accounting for these multiple element arrangements, the Company follows EITF 00-21 and, as described further below, has concluded that each element can be treated as a separate unit of accounting.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

When web application development services engagements includes retained professional services and/or hosting, the Company has concluded that each element can be accounted for separately as the delivered elements (i.e., the web application development services) have stand-alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the retained professional services and/or the hosting).   Web application development services are available from other vendors and are regularly sold by the Company on a stand-alone basis pursuant to a standard price list.  Objective and reliable third party evidence of fair value for the undelivered elements has been established as the Company’s retained professional services and hosting services are sold pursuant to standard price lists.

The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the web application development services) is equal to the total consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., the retained professional services and/or the hosting).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with hosting services are expensed as incurred.

Customer Payment Terms

The Company’s payment terms with customers typically are “net 30 days from invoice”.  Payment terms may vary by customer but generally do not exceed 45 days from invoice date. For web application development services, the Company typically invoices project deposits of between 20% and 33% of the total contract value which are record as deferred revenue until such time the related services are completed. Subsequent invoicing for web application development services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoicing for maintenance and hosting are typically issued monthly and are generally due upon invoice receipt. The Company’s agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, the Company has endeavored to remedy the concern and all costs related to such matters have been insignificant in all periods presented.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from the recorded estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  Cash equivalents consist primarily of money market accounts with commercial banks.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable.  The Company considers its accounts receivable, net of allowance, to be fully collectible.

 Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. For all customers, the Company recognizes an allowance for doubtful accounts based on the length of time that the receivables are past due, current business environment and its historical experience. If the financial condition of the Company’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required.

Fixed Assets

Fixed assets are stated at historical cost, net of accumulated depreciation and amortization.  Depreciation and amortization are computed using the straight-line method over estimated useful lives, generally three years for computers and equipment, five to seven years for furniture and equipment, and the shorter of the useful life or term of the underlying lease for leasehold improvements.

The Company periodically reviews fixed assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered.

Internal Use Software

The Company follows AICPA Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, with respect to certain internally developed software. The costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Capitalized costs are recorded as part of property and equipment. Training costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years.  Included in equipment and improvements, net is approximately $34 representing unamortized internal used software.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

Fair Value of Financial Instruments

The carrying amount of financial instruments, including cash and cash equivalents, accounts receivables, accounts payable, and notes payable approximate their fair value because of the short-term maturity of these instruments.  The carrying value of capital lease obligations approximate their fair value.

Goodwill

The excess of the cost of an acquired entity over the amounts assigned to acquired assets and liabilities is recognized as goodwill. Goodwill is tested for impairment annually and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the fair value calculated at a reporting unit level. The Company’s policy is to perform its annual impairment testing in the fourth quarter of each fiscal year.

The factors the Company considers important that could indicate impairment include significant under performance relative to prior operating results, change in projections, significant changes in the manner of the Company’s use of assets or the strategy for the Company’s overall business, and significant negative industry or economic trends.

In evaluating the impairment of goodwill, the Company considers a number of factors such as discounted cash flow projections, market capitalization value and acquisition transactions of comparable third party companies. The process of evaluating the potential impairment of goodwill is highly subjective and requires significant judgment at many points during the analysis, especially with regard to the future cash flows of the Company. In estimating fair value of such, management makes estimates and judgments about the future cash flows of the Company. As a result of management’s evaluation, the Company concluded there was no impairment of goodwill based upon its annual assessments.

Other Intangible Assets

Long-lived assets are amortized over their estimated useful lives.  The Company periodically reviews the long-lived assets, including assets acquired from acquisitions, for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may exceed their fair value.   To determine the fair value, the Company obtains quoted market prices or utilizes valuation techniques such as discounted cash flows or replacement costs.

Stock-Based Compensation

The Company’s stock-based compensation plan is more fully described in Note 7.

Effective July 1, 2005, the Company adopted SFAS No. 123R, Share-Based Payments (“SFAS 123R”).   Under SFAS 123R, the fair value of options granted is determined using the Black-Scholes-Merton option valuation model (the “Model”). Certain assumptions were used by the Company in the application of the Model to estimate the fair value of all stock options issued to employees on the grant date. The risk-free interest rate for all stock option grants is based on U.S. Treasury zero-coupon issues with equivalent remaining terms. The expected life of such options has been estimated to equal the average of the contractual term and the vesting term. The Company anticipates paying no cash dividends for its common stock; therefore, the expected dividend yield is assumed to be zero. As there is no public market for its common stock, the Company estimates the volatility for options granted based on an analysis of reported data for a peer group of publicly traded companies that issued options with substantially similar terms consistent with SFAS 123R and

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share Based Payment. To date, all of the Company’s options issued under SFAS 123R have become fully vested with no forfeitures; accordingly, no forfeiture rate has been considered in determining stock-based compensation.  The fair value is amortized ratably over the vesting period of the awards, which, for awards issued since the adoption of SFAS 123R has been less than one year. The Company may elect to use different assumptions under the Model in the future or select a different option valuation model altogether, which could materially affect its net income or loss and net income or loss per share in the future.

For the year ended June 30, 2008, the Company recognized approximately $111 of expense related to stock-based compensation.  As all outstanding options are fully vested at June 30, 2008, there is no deferred stock-based compensation to be recognized in future periods.

Through June 30, 2005, the Company accounted for stock compensation awards under the provisions of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“SFAS 148”). As permitted by SFAS 123, for all periods through June 30, 2005, the Company measured compensation cost in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations using the intrinsic value method and following the disclosure-only provisions of SFAS 123.

Under the intrinsic value method, compensation expense is determined at the measurement date, generally the date of grant, as the excess, if any, of the estimated fair value of the Company’s common stock (the “Stock Price”) and the exercise price, multiplied by the number of options granted. Generally, the Company grants stock options with exercise prices equal to or greater than the Stock Price; however, to the extent that the Stock Price exceeds the exercise price of stock options on the date of grant, the Company records stock-based compensation expense using the graded vested attribution method over the vesting schedule of the options, which is generally five years. From inception through June 30, 2005, the Company recognized cumulative stock-based compensation expense in the amount of approximately $1,075.  The amount of deferred stock-based compensation related to unvested option upon the Company’s July 1, 2005 adoption of SFAS 123R was immaterial.

The Company measures expense for non-employee stock-based compensation and the estimated fair value of options exchanged in business combinations and warrants issued for services using the fair value method for services received or the equity instruments issued, whichever is more readily measured, in accordance with SFAS 123 and EITF Issue No. 96-18.

Income Taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that the Company recognize the impact of a tax position in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on July 1, 2008.  The adoption of FIN 48 is not expected to materially impact the consolidated financial statements.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America, and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS No. 157 is effective for interim and annual financial statements for fiscal years beginning after November 15, 2007. Upon initial adoption of SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that fiscal year, and the effect of subsequent adjustments resulting from recurring fair measurements shall be recognized in earnings for the period. The Company has not yet adopted SFAS 157. As a result, the consolidated financial statements do not include any adjustments relating to any potential adjustments to the carrying value of assets and liabilities. Management of the Company is currently evaluating the impact of SFAS 157 on the consolidated financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of this statement on the Company’s results of operations and financial condition.

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces SFAS 141, Business Combinations. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition. SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date. This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met. Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date. This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there will be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.

 In February 2008, the FASB issued FASB Staff Position (FSP) No. 157-2, Effective Date of FASB Statement No. 157. FSP No.157-2 delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. The Company is currently evaluating the impact that SFAS No. 157 will have on its consolidated financial statements when it is applied to non-financial assets and non-financial liabilities that are not measured at fair value on a recurring basis beginning in the first quarter of 2009. The major

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

categories of non-financial assets and non-financial liabilities that are measured at fair value, for which the company has not yet applied the provisions of SFAS No. 157 are goodwill and intangible assets.

             In April 2008, the FASB issued FSP No. 142-3, Determination of the Useful Life of Intangible Assets. FSP 142-3 amends the factors that should be considered in developing assumptions about renewal or extension used in estimating the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. This standard is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141R and other Generally Accepted Accounting Principles (GAAP). FSP No.142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The measurement provisions of this standard will apply only to intangible assets of the Company acquired after January 1, 2009.

            In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 supersedes the existing hierarchy contained in the U.S. auditing standards. The existing hierarchy was carried over to SFAS No. 162 essentially unchanged. The Statement becomes effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board amendments to the auditing literature. The new hierarchy is not expected to change current accounting practice in any area.

3.	Fixed Assets

Fixed assets consist of the following amounts at:

June 30, 2008

Computer equipment.	$304
Office furniture and equipment.	111
Leasehold improvements.	45
Software.	292
752
Less: Accumulated depreciation and amortization.	551
$201

4.	Goodwill and Other Intangible Assets

Goodwill represents the excess of purchase price over the assets acquired and liabilities assumed in connection with the Company’s January 1, 2007 acquisition of Current Wisdom, Inc.

A portion of the purchase price of this acquisition was attributed to a non-compete agreement and amortized over the eighteen-month term of the agreement.  This intangible asset was fully amortized at June 30, 2008.   Amortization expense in fiscal year 2008 was $49 thousand.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

5.	Accrued Liabilities

Accrued liabilities consisted of the following at June 30, 2008:

Accrued payroll	$282
Accrued commissions	5
Accrued vacation	47
Accrued professional fees	55
Accrued other	30
Total	$419

6.	Debt and Capital Leases

Amounts outstanding under debt agreements at June 30, 2008 consist of the following:

Notes payable, bank (A)	$191
Capital lease obligation (B)	48

(A)
The Company has entered into loan and security agreements composed of revolving and equipment term loans.  Amounts borrowed under the security agreement are collateralized by substantially all of the Company’s assets.  The equipment term loan provides for advances up to $250 through March 27, 2010.  Interest on equipment advances is computed at a premium above the Prime Rate, fixed at the time of the advance.  The weighted average interest rate at June 30, 2008 was 9%.

(B)	The Company has entered into several capital leases, payable monthly with principal and interest, maturing in 2011 and has capitalized the leased equipment.

Future minimum lease payments as of June 30, 2008:

	Debt	Capital Leases
2009	$70	$29
2010	121	13
2011	—	13
2012	—	3
	$191	58
Less: amount representing interest		10
Present value of future minimum lease payments		$48

7.	Stockholders Equity

Common Stock

The Company has 30,000,000 shares of common stock, $0.001 par value, authorized at June 30, 2008.  During the year ended June 30, 2008, the Company repurchased 417,333 shares of common stock from a shareholder of the Company and retired the applicable shares.   The Company issued 600,000 shares of common stock as contingent consideration in accordance with the acquisition agreement described in Note 4.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

Stock Options

The Company has an option plan under which the Company may grant options to its employees for up to 10,000,000 shares of the common stock.

Options Outstanding and Exercisable

The following table summarizes stock option activity:

	(in thousands) Number of Options	Weighted- Average Exercise Price
Balance at June 30, 2007	2,608
Granted	500	$0.25
Exercised	625	0.01
Canceled	2,183	0.23
Balance at June 30, 2008	300

Share options available for grant at September 30, 2008 were 9,700,000.

The following table summarizes information about stock options outstanding and exercisable at June 30, 2008:

Exercise price	$0.25
Number outstanding	300,000
Weighted-average remaining contractual average life	2 months

The fair value of each employee option grant is estimated on the date of grant using the Black-Scholes option pricing model.  The weighted-average assumptions included in the Company’s fair value calculations are as follows:

Year ended June 30, 2008

Expected life (in years)	0.2
Risk-free interest rate	2.22%
Volatility	10%
Dividend yield	—

8.	Employee Savings Plan

The Company participates in a multiple-employer 401(k) Savings Plan (the Savings Plan) covering substantially all employees.  The Company may, at its discretion, make matching contributions determined annually by the board of directors.  During fiscal year 2008, the Company contributed $32 to the Savings Plan.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

9.	Income Taxes

The benefit for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before benefit for income taxes.  The sources and tax effects of the differences at June 30, 2008 are as follows:

Income tax benefit at the federal statutory rate	$139
State income tax benefit, net of federal benefit	13
Permanent differences, net	(3)
Other	5
Change in valuation allowance on deferred tax asset	(32)
Benefit for income taxes	$(122)

The Company provides deferred taxes for temporary differences between the bases of assets and liabilities for financial reporting purposes and the bases of assets and liabilities for tax return purposes.  The deferred tax asset/(liability) at June 30, 2008 is attributable to the following:

Deferred tax assets:
Accounts payable	$135
Intangible assets	5
Other accrued expenses	192
Deferred revenues	24
Total deferred tax assets	356

Deferred tax liabilities:
Accounts receivable and prepaids	(320)
Depreciation and amortization	(4)
Total deferred tax liability	(324)

Net deferred tax asset	32
Valuation allowance	(32)
Net deferred tax asset	$—

The components of the benefit for income taxes for the year ended June 30, 2008 are as follows:

Federal and state taxes:
Current:
Federal	$8
State	1
Deferred	113
Benefit for income taxes	$122

10.	Related-Party Transactions

During fiscal 2008 the Company made advances to officers.  No interest was accrued on these advances.  The advances have been repaid and there were no outstanding amounts due from the officers at June 30, 2008.  Amounts borrowed and subsequently repaid were $24.   The Company did not impute interest on these advances as such interest was deemed immaterial.

INDIGIO GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
 (Dollars in thousands, except share and per share data)

11.	Commitments and Contingent Liabilities

Operating Lease Commitments

The Company has certain minimum obligations, which principally pertain to non-cancelable operating leases for office space and equipment   At June 30, 2008, future minimum payments are as follows:

Year Ended June 30, 2008 (in thousands)
2009	$302
2010	311
2011	318
2012	326
2013	55
$1,312

Rent expense was $255 for fiscal year 2008.  The Company’s lease for its headquarters expires during fiscal year 2013.

12.	Subsequent Events

Sale of the Company

On July 1, 2008, the Company sold all its outstanding stock to Bridgeline Software, Inc. Consideration for Indigio consisted of (i) $600 in cash, (ii) 1,127,810 shares of Bridgeline Software common stock, (iii) assumed liabilities of $195, and (iv) deferred consideration of up to $2.1 million payable in cash quarterly over the 14 consecutive calendar quarters after the acquisition., contingent on Indigio achieving certain financial goals during such period.